CERTIFICATE OF MERGER
           MERGING 2THEMART.COM, INC., A NEVADA CORPORATION
                                 INTO
        CD-ROM YEARBOOK COMPANY, INC., AN OKLAHOMA CORPORATION



     CD-ROM Yearbook Company, Inc., an Oklahoma corporation, pursuant to Section 1082 of the Oklahoma General Corporation Act,

DOES HEREBY CERTIFY:

     FIRST.  That the name and state of incorporation of CD-ROM
YEARBOOK COMPANY, INC. is Oklahoma and that the name and state of incorporation of 2THEMART.COM, INC. is Nevada;

     SECOND. That an Agreement And Plan of Reorganization merging 2THEMART.COM, INC., a Nevada corporation into CD-ROM YEARBOOK COMPANY, INC., an Oklahoma corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Sections 1082(c) and 1073 of the Oklahoma General Corporation Act;

     THIRD. That the name of the surviving corporation is 2THEMART.COM, INC., formerly CD-ROM YEARBOOK COMPANY, INC.;

     FOURTH.  That the certificate of incorporation of CD-ROM
YEARBOOK COMPANY, INC. shall be the certificate of incorporation of the surviving corporation, except that the name of the surviving corporation shall be 2THEMART.COM, INC.;

     FIFTH. That the executed Agreement and Plan of Reorganization is on file at the principal place of business of the surviving corporation, which is located at 135 E. Reno Ave., Suite F-7, Las
Vegas, Nevada 89119;

     SIXTH. That a copy of the Agreement and Plan of Reorganization will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation;

     SEVENTH. That the authorized common stock of 2THEMART.COM, INC., a Nevada corporation, is 25,000,000 shares, par value $0.001; and

     EIGHTH.  This merger shall be effective at 5:00 p.m. Central
Daylight Savings Time on the date this certificate is filed with the Oklahoma Secretary of State.

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     IN WITNESS WHEREOF, CD-ROM YEARBOOK COMPANY, INC. has caused this certificate to be signed by its President, and attested by its Secretary this 6th day of January, 1999.

ATTEST:                           CD-ROM YEARBOOK COMPANY, INC.


/s/Ricky Chow                    /s/Ricky Chow
Ricky Chow, Secretary            Ricky Chow, President